UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 4, 2005

                            NUVEEN INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                         1-11123                     36-3817266
(State or other               (Commission File Number)         (IRS Employer
 jurisdiction of                                             Identification No.)
incorporation)

         333 WEST WACKER DRIVE, CHICAGO, ILLINOIS                   60606
         (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (312) 917-7700

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)


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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

UNDERWRITING AGREEMENT.

On August 4, 2005, Nuveen Investments, Inc. (the "Company") entered into an underwriting agreement with The St. Paul Travelers Companies, Inc. ("St. Paul Travelers"), United States Fidelity and Guaranty Company ("USF&G"), a wholly-owned subsidiary of St. Paul Travelers, and Morgan Stanley & Co. Incorporated ("Morgan Stanley & Co."), in connection with the sale by St. Paul Travelers and USF&G of, in the aggregate, 3,471,010 shares of Class A common stock of the Company. The closing of the sale of shares is expected to occur on August 10, 2005. The underwriting agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits

           10.1 Underwriting Agreement, dated August 4, 2005, among The St. Paul Travelers Companies, Inc., Nuveen Investments, Inc., United States Fidelity and Guaranty Company and Morgan Stanley & Co. Incorporated, as underwriter.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NUVEEN INVESTMENTS, INC.

Date:  August 8, 2005                       By: /s/  Alan G. Berkshire
                                               ---------------------------------
                                            Name:    Alan G. Berkshire
                                            Title:   Senior Vice President and
                                                     General Counsel

                                  EXHIBIT INDEX

Exhibit No.                       Description
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    10.1      Underwriting Agreement, dated August 4, 2005, among The St. Paul
              Travelers Companies, Inc., Nuveen Investments, Inc., United States Fidelity and Guaranty Company and Morgan Stanley & Co. Incorporated, as underwriter.